Exhibit 10.5

AGREEMENT

between

AVENTINE RENEWABLE ENERGY, INC.

and

UNITED STEEL, PAPER AND FORESTRY, RUBBER,

MANUFACTURING, ENERGY, ALLIED INDUSTRY AND

SERVICE WORKERS INTERNATIONAL UNION

ON BEHALF OF LOCAL 7-662

November 5, 2012

Through

October 31, 2015

TABLE OF CONTENTS

AGREEMENT	1
NON-DISCRIMINATION	2
ARTICLE 1 MANAGEMENT’S RIGHTS	3
ARTICLE 2 BARGAINING	3
ARTICLE 3 EMPLOYEE’S DUTIES	3
ARTICLE 4 SENIORITY	4
ARTICLE 5 HOURS OF WORK	5
ARTICLE 6 OVERTIME	5
ARTICLE 7 FILLING TEMPORARY VACANCIES	7
ARTICLE 8 SCHEDULING	7
ARTICLE 9 LAYOFF	8
ARTICLE 10 GRIEVANCES AND DISPUTES	9
ARTICLE 11 DISCHARGE, SUSPENSION, AND RESIGNATION	10
ARTICLE 12 NO STRIKE	11
ARTICLE 13 LEAVES OF ABSENCE	11
ARTICLE 14 MISCELLANEOUS	12
ARTICLE 15 PHYSICAL EXAMINATIONS	13
ARTICLE 16 EMPLOYEE BENEFITS	13
ARTICLE 17 HOLIDAYS	14
ARTICLE 18 VACATION	15
ARTICLE 19 WAGES	15
ARTICLE 20 CHECK-OFF UNION SECURITY	16
ARTICLE 21 VALIDITY	17
BENEFIT PLANS EFFECTIVE NOVEMBER 5, 2012	20
BENEFIT PLANS EFFECTIVE NOVEMBER 1, 2013	21
BENEFIT PLANS EFFECTIVE NOVEMBER 1, 2014	22
APPENDIX A RATE SCHEDULE	23
SHIFT DIFFERENTIAL	23
DRY MILL ADDENDUM	24
2013 CALENDAR & HOLIDAYS	29
2014 CALENDAR & HOLIDAYS	30
2015 CALENDAR & HOLIDAYS	31

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AGREEMENT

between

AVENTINE RENEWABLE ENERGY, INC.

and

UNITED STEEL, PAPER AND FORESTRY, RUBBER,

MANUFACTURING, ENERGY, ALLIED INDUSTRY AND

SERVICE WORKERS INTERNATIONAL UNION

ON BEHALF OF LOCAL 7-662

It is understood that this Agreement covers all hourly employees employed by the Employer at its Pekin, Illinois Plant, but excludes all office clerical, professional employees, guards and supervisors, as defined in the Act.

It is agreed by Aventine Renewable Energy, Inc. (hereinafter called the “Company” or the “Employer”) and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International Union on behalf of Local 7-662 or its successors (hereinafter called the “Union”), on behalf of employees described above, that the Articles set forth herein shall constitute the Agreement between the parties which shall be in effect from November 5, 2012 through October 31, 2015, and which, if not terminated at the end of that period by sixty (60) days’ prior written notice of a desire to terminate by one party to the other, shall continue in effect from year to year thereafter, unless terminated on any annual anniversary date by either party giving sixty (60) days’ written notice prior to such anniversary date.

It is also agreed that either party, sixty (60) days prior to any subsequent anniversary date, may serve notice on the other of its desire to amend, rather than terminate the Agreement, in which event the terms and conditions of the Agreement shall continue in full force and effect until amended by mutual consent, or terminated by either party upon sixty (60) days’ written notice.

The Company and Union acknowledge that the use of the masculine pronoun herein, is somewhat inconsistent with non-discriminatory policy. Its use is for editorial convenience only, and should not be taken as a sex identification.

NON-DISCRIMINATION

The parties agree that there shall be no discrimination with regard to race, color, creed, sex, age, veterans, disabled, veterans of the Vietnam era, or national origin in the application of the terms of this Labor Agreement.

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ARTICLE 1

MANAGEMENT’S RIGHTS

It is agreed that the Company unilaterally retains any and all rights not expressly limited by the specific terms of this Agreement. Among these rights, but not intended as a wholly inclusive list, shall be the right to manage the business and to direct the workforce, including the right to plan, direct and control plant operations; to determine schedules and hours of work including reasonable overtime, and to assign work to employees, to change, combine, eliminate, increase, decrease, transfer or reassign jobs or duties, to set the wage rates for the newly created jobs; to determine the means, methods, processes and schedules of production; to determine the products to be manufactured or processed, and the plant and facility at which they are to be manufactured or processed; to determine the location of its plants and the continuance of its operating departments; to determine whether work or services should be performed by the company or by other sources; to establish and require employees to observe Company rules and regulations; to hire, layoff, rehire, promote, transfer or relieve employees from duties for lack of work or other legitimate reasons; to maintain order; to suspend, demote, discipline or discharge employees for just and sufficient cause and to unilaterally make any decisions which, in the opinion of management, the efficient operation of the plant requires, provides that no such decisions shall be exercised in violation of any specific terms of this Agreement.

ARTICLE II

BARGAINING

The Company recognizes the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International Union on behalf of Local 7-662, which organization has been certified by the National Labor Relations Board as the exclusive representative of said employees of the Company, for the purpose of collective bargaining with respect to wages, hours of employment and other conditions of employment.

ARTICLE III

EMPLOYEE’S DUTIES

For the purpose of using the workforce in the most efficient and economical manner, employees will perform any duties to which they may be assigned. This may include the assignment of duties which overlap job classifications within Aventine Renewable Energy, Inc.

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ARTICLE IV

SENIORITY

A.	Employees shall have Plant and Group seniority. Groups will be Production, Utilities, Mechanical, Yeast Plant and Dry Mill.

B.	Plant seniority is the employee’s total term of continuous service since November 1, 1981, plus all credited service with CPC, Pekin, prior to November 1, 1981. An employee hired subsequent to November 1, 1981, will have Plant seniority effective only after the employee has actually and actively been in the employ of the Company for a period of one hundred twenty (120) calendar days during which period he shall be considered a probationary employee. After the initial one hundred twenty (120) calendar days, Plant seniority shall be computed from the date of the employee’s original employment with Aventine Renewable Energy, Inc. A newly hired employee must serve a one hundred twenty (120) calendar day trial period, before the employee can contest a discharge and/or become eligible for any benefits; provided however, that medical benefits under the Aventine Renewable Energy, Inc.’s medical plan shall be available to an employee on the first day of the month following 1st day of employment. An employee, during their 120 day probation period, may not bid out of the department during this time unless bid/accepted into an Apprentice Program.

C.	Group seniority shall be effective November 1, 1981, if he entered the Group on that day or the last date the employee permanently entered the Group. If two or more employees have the same Group seniority, their seniority rank will be determined on the basis of their Plant Seniority.

D.	It is agreed that the operation of the seniority provisions in this Agreement must be governed by considerations of whether the employee is qualified to perform the job required without impairing either efficient or safe Plant operations and that the seniority provisions shall not apply if either efficient or safe plant operations are impaired thereby. The Company shall determine the qualifications of employees.

E.	Transfers from non-bargaining unit employment to bargaining unit positions. For employees so transferring, seniority will be computed as of the first day of work in the bargaining unit position after completion of one hundred twenty (120) calendar day probation period. Employees transferring into the bargaining unit will not suffer a break in service and will be eligible for all benefits as outlined in the labor agreement; however, a vacation entitlement will be determined by total company length of service.

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ARTICLE V

HOURS OF WORK

A.	The established workweek shall consist of forty (40) hours worked within a period of seven (7) consecutive days, beginning at seven (7:00) a.m., Sunday for the Mechanical Group and six-thirty (6:30) a.m. for the Production and Utilities Groups. Regular scheduled hours of work will not exceed eight (8) consecutive hours in any one (1) day or forty (40) hours within any one (1) week at regular rates of pay.

B.	The normal hours of work for the Mechanical Group shall be from 7:00 a.m. to 3:30 p.m. including a thirty (30) minute lunch period without pay, which normally will be between 12:00 noon and 12:30 p.m.. If the Company requires a mechanic to work between 12:00 noon and 12:30 p.m. he will be paid time and one-half his regular rate, but such time paid will not be used again in computing daily or weekly overtime in excess of forty (40) hours. The normal hours of work for the night Mechanics will be from 3:00 p.m. to 11:00 p.m. and 11:00 p.m. to 7:00 a.m.. Normal weekend and/or holiday hours of work for day shift will be 7:00 a.m. to 3:00 p.m. when there are only two (2) general mechanics and one (1) I & E person scheduled. Any other staffing will result in a reversion to scheduled times of 7:00 a.m. to 3:30 p.m. according to department guidelines.

C.	The normal hours of work for the Production and Utilities Groups shall be:

1st	Shift	6:30 a.m.	to	2:30 p.m.
2nd	Shift	2:30 p.m.	to	10:30 p.m.
3rd	Shift	10:30 p.m.	to	6:30 a.m.

It is agreed that shifts cannot be filled by strict seniority, but that qualifications and the Company’s needs for training, and union participation in Safety, Operations, and Quality audit joint committee’s must be considered.

ARTICLE VI

OVERTIME

A.	It is recognized that a reasonable amount of overtime, as well as emergency call-in overtime is necessary and it is agreed that employees will cooperate in performing such work.

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The following guidelines are established for this purpose, but are not necessarily all inclusive and should conditions of an unusual nature exist which make it impractical or impossible to follow the guidelines, or in situations where no guidelines exist, Management will handle the overtime assignment in accordance with its best judgment. An employee will be paid time and one-half of the job rate, including appropriate shift differential, for all work performed in excess of the daily scheduled hours or in excess of forty (40) hours in any one week. However the hours paid for on a daily overtime basis will not be used again in computing weekly overtime in excess of forty (40) hours.

B.	If there is overtime at the end of a shift, the employee working that shift must remain on the job until relieved up to a maximum of eight (8) hours. No employee will be forced to work overtime more than two (2) times in one scheduled work week or three (3) consecutive times combining two work weeks provided the Company reserves the right to fill all operating jobs. The Company will offer the overtime to other senior qualified employees on the off-going shift. However, under normal circumstances, with the exception of call in hours, no employee will be allowed or required to work in excess of sixteen (16) hours if on an eight (8) hour schedule or eighteen (18) hours if on a twelve (12) hour schedule, in a twenty-four (24) hour period.

C.	When it becomes necessary to call in an employee for overtime, it shall be offered on a group seniority and qualification basis. The Company is not required to call in an employee on his day off if the employee already has a six (6) day work schedule.

D.	When employees are called in to work outside of their regularly scheduled shift, a minimum of four (4) hours will be paid at one and one-half times the regular straight time rate regardless of the hours worked

E.	An employee scheduled to work on Sunday will be paid time and one-half the regular rate.

F.	Hours worked on Sunday and Holidays up to a maximum of eight (8) hours shall not be used to offset wage and hour requirements.

G.	There shall be no pyramiding of the various premiums or overtime rates for the same hours worked. If two or more premium or overtime rates are applicable during the same hours of work, only the higher premium rate will be paid.

H.	All work performed on a 7th day shall be paid at two (2) times the regular rate.

I.	Early Start – An employee already in the Plant who is asked to commence work early shall be paid the overtime rate for the amount of time prior to his regular shift he begins work, but not less than 2 hours. The Company will not force under this provision. Seniority and qualifications among those available will be considered.

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ARTICLE VII

FILLING TEMPORARY VACANCIES

To provide for flexible and efficient operations, temporary vacancies which the Company determines are necessary to fill will be filled with the most qualified employee. In general, the step-up system will be followed in each group. (Guidelines will be posted in the Departments.)

FILLING PERMANENT VACANCIES

If the Company determines it is necessary to fill a permanent vacancy, it shall be filled in the following manner:

The vacancy shall be posted in the group where the vacancy exists for a period of five (5) calendar days. The Company shall then select the most qualified senior employee who has bid on the vacant position. However, when a bid job becomes available that an employee would have otherwise been awarded based on his seniority had he been qualified, the Company will award him the bid and provide the training necessary so long as the employee has not turned down the training opportunity when last offered on their bid shift. Should this employee fail to qualify on the awarded bid job, he shall be able to exercise his seniority on any available bid job for which he is qualified. The Company will determine the training needs.

If no eligible (as defined above) employee within the group has signed the bid, the vacancy may be posted on a Plant Wide basis following the steps outlined above.

Department bids will become effective two (2) weeks after they are posted except, due consideration will be given to eligible (as defined above) employees who are absent from the Plant while the bid is posted because of vacation, sickness or other excused absence. After the above guidelines are met, then the Company may fill the vacant position from the outside.

ARTICLE VIII

SCHEDULING

A.	The work schedule will be made on a Group seniority and qualification basis. The work schedule will be posted prior to the start of the next work week.

B.	An employee who is scheduled and reports to work will be provided with four (4) hours work or will be paid four (4) hours reporting pay, unless the Company made a reasonable attempt to notify the employee not to report to work.

C.	When an employee is called in on his scheduled day off and has to take another day off because of the State Six Day Work Law, he will be given eight (8) hours of work or eight (8) hours of pay on the day called in.

D.	When employees are scheduled to work six (6) days, the six (6) days will be scheduled based on Group seniority and the employee’s qualifications on a shift basis.

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E.	In the Production and Utilities Groups, designated days off shall be consecutive and stepped forward one (1) day each succeeding week when possible. This scheduling procedure will not be mandatory if it involves overtime or prevents a senior employee from being scheduled forty (40) hours. An employee scheduled for training after completing the probation period will be paid at the rate the employee would have been scheduled on if not training.

F.	Guidelines will be posted in the respective Groups.

ARTICLE IX

LAYOFF

A.	Reductions in forces in a Group will be made in the inverse order of Plant seniority, except that the Company may deviate from such Plant seniority when such deviation is necessary to retain employees with ability to perform the work available. In the event an employee is permanently laid off from his department, he may bump as far as his qualifications and seniority allow. If not qualified, an employee may bump the least senior employee holding a relief bid in Production and Utilities or Laborer B level or below in the Mechanical Group. An employee who bumps into another department will have seniority in that department effective the date of the bump.

B.	If an employee is laid off and so remains for a period of more than one (1) year, he permanently loses all rights and benefits as an employee as of the date of his layoff.

C.	When laid off, the employee will be entitled to continue to participate in the Hospital-Medical Plan and Life Insurance Plan until the end of the month following the month laid off provided the employee continues to pay the employee share of these benefits.

D.	Employees who have established seniority rights by reason of 120 calendar days, if laid off for a period of more than one (1) year, will lose all seniority rights. Such former employees laid off but reinstated with one (1) year or less will continue to accrue all seniority rights during the period of layoff.

E.	Any former employee who has earned seniority rights and is laid off for less than three (3) years and has kept his current address on file with the Company will be given notice of a vacancy for which he is eligible on the basis of plant seniority and qualifications.

F.	If an employee is not scheduled for forty (40) hours in his Group, the Company may schedule him in another Group in accordance with Plant Seniority.

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ARTICLE X

GRIEVANCES AND DISPUTES

It is agreed that any employee or group of employees may, individually or through their representatives present grievances to Management.

If an employee believes himself to have been injured or treated unfairly by the Company by reason of improper application of any of the articles of this Agreement, he may seek redress as follows:

FIRST, he may make complaint to his immediate supervisor, either individually or through his job steward. All complaints must be submitted within five (5) days of the occurrence of the initial cause. The Company will not be obligated to review or process any complaint/grievances which are submitted more than five (5) days after the initial cause of the complaint/grievance.

SECOND, if satisfaction is not obtained, he may within seven (7) calendar days of the occurrence take the matter up in writing with the superintendent or his representative in the following manner:

(1)	He may present the matter individually or through the job steward or other representatives of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International on behalf of Union Local 7-662.

The Superintendent shall, within ten (10) working days after the complaint has been received by him, render a decision in writing; provided, however, that this requirement shall only apply in the event the complaining party or his representative has also submitted in writing with the timely complaint, full and complete information and facts respecting the basis for the complaint, including the particular part of the Agreement that allegedly has been violated. In the event the Superintendent does not reply in writing within ten (10) working days as above provided, the employee or his representative may proceed with the third step as follows:

THIRD, if the Superintendent fails to reply or his decision is not satisfactory, the complainant may, individually or through his representative, at the earliest possible time request the complaint be considered by the Joint Committee.

FOURTH, if after being considered by the Joint Committee, the Company’s response is not satisfactory, the complainant may individually or through his representative, within thirty (30) calendar days after notification of the decision, notify the Director, Human Resource in writing of the complaining party’s desire to arbitrate the grievance. As soon as practicable thereafter and in any event within thirty (30) calendar days of receipt of such notice, the complainant or his representative and the Director, Human Resource shall jointly request the Federal Mediation and Conciliation Service to submit the names of seven (7) arbitrators. Within thirty (30) days after receipt of the panel of arbitrators submitted by the Director of the Federal Mediation and Conciliation Service, the complainant or his representative and the Director, Human Resource will attempt to meet for the purpose of striking arbitrators. Each party shall alternately strike a name from the panel until only one name remains. The Company and the Union or the grievant, if represented by himself, shall alternate striking the first name. The decision of the arbitrator so selected shall be final and binding upon both parties. The arbitrator is confined to rendering a decision within the terms and provisions of this Agreement. In all cases of grievance presented under this Article, the Company will furnish to the representative of the employee all information in its possession necessary to a full understanding of the subject matter of the grievance, and in like manner the employees and their representative will cooperate with the Company to facilitate the prompt handling of grievances under this Article.

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The Company and the complainant, or his representative, shall each pay their own expenses incident to the presentation of their respective cases, however all other expenses, including the Arbitrator’s fee and expenses shall be shared equally by the Union or the grievant, if represented by himself, and the Company.

It is understood that the employee’s representative shall have the right to participate in the settlement of grievances only as specified in this Article. Accordingly, the employee’s representative shall not have the right to be present or participate in any investigations which the Company may undertake involving an employee represented by the bargaining unit.

In each instance where a specified number of days is required for the timely processing of grievances, the number of days shall be calendar days, unless otherwise specified herein. If the employee fails to process a complaint/grievance in a timely and complete manner according to the above provisions of this Article, the complaint/grievance shall be considered void and non-arbitrable.

If the settlement of a grievance involves payment to an employee, the Company shall have the option to schedule an employee to make up the missed work in lieu of pay within 90 calendar days.

ARTICLE XI

DISCHARGE, SUSPENSION,

AND RESIGNATION

A.	The Company has the right to take disciplinary action against employees up to and including discharge for what it considers to be just cause.

B.	In all cases of complaints arising over an alleged unjust discharge, suspension, or layoff, a written notice of such complaint must be filed with the Company within five (5) days after notice to the employee affected. When an employee is discharged or voluntarily resigns, he immediately loses all rights and benefits. When suspended, an employee loses all rights to wages during the period of suspension, but does not lose other employee rights and benefits.

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ARTICLE XII

NO STRIKE

A.	During the term of this Agreement, the Union, its officers, agents, and representatives shall not authorize, instigate, participate in, or condone any work stoppage, sympathy strike, partial strike, slowdown, picketing or any other interruption of work, or permit any of its members to cause or participate in any such activities. Nor will any employee who is a member of the Union take part in any such activities during such time. It is agreed that there shall be no lockouts by the Company during the term of this Agreement.

B.	Any violation of Paragraph A hereof by an employee shall constitute cause for discharge or other discipline of the employee or employees who participate therein.

C.	In the event of any violation of Paragraph A, the officers, agents, and representatives of the Union shall take whatever steps are necessary to terminate the work stoppage, sympathy strike, partial strike, slowdown, picketing, or other activities which interrupt the Company’s operations, including picketing of such operations.

D.	The Company shall be under no obligation to bargain with the Union concerning employees who engage in any of the activities in Paragraph A or concerning the subject of any such activities as long as those activities continue.

ARTICLE XIII

LEAVES OF ABSENCE

A.	If an employee is called for jury duty, he will immediately notify the Company. In the event an employee receives jury (service or reporting) pay on a day the employee is scheduled to work, the Company shall make up the difference between what the employee will receive as jury pay and what the employee would otherwise receive as his/her regular straight time pay for the time he/she would have been scheduled to work on the shift to which he/she was assigned during all periods of jury service / reporting. Employees will be required to report for work on their scheduled work days when not required to serve as jurors during this jury duty period.

B.	An employee absent on account of a death in his immediate family, will be paid his base rate for scheduled time lost, not to exceed: one (1) day for grandparents, that day to be either the day of the funeral or other celebration of life activity; three (3) consecutive days, one of which must be either the day of the funeral or other celebration of life activity, for: sister, brother, grandchildren or parents-in-law; four (4) consecutive days, one of which must be either the day of the funeral or other celebration of life activity, for: mother, father or current step-parents; or five (5) consecutive days, one of which must be either the day of the funeral or other celebration of life activity, for : spouse or children or current step children.

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C.	In individual cases, the Company may consider requests for leaves of absence without pay on account of Union business.

D.	The company complies with the Uniformed Service Employment and Reemployment Act of 1994 in granting leaves of absence and return from such leaves for employees who have joined the military.

ARTICLE XIV

MISCELLANEOUS

A.	An employee required to work three (3) or more consecutive hours beyond his scheduled quitting time will be paid a five ($5.00) dollar meal allowance. General Mechanics, Instrument/Electricians and the Garage Mechanic shall not be eligible for meal tickets.

B.	The Union shall be provided bulletin boards for their exclusive use. All material for posting must first be approved by the Director, Human Resource or his representative.

C.	When the Company chooses to utilize special training courses, consideration will be given to seniority. (Employees in the Mechanical, I/E Trainee Program are exempt from this clause.)

D.	Pay for Union Committee members during Contract Negotiations. (President, Vice President, Treasurer, 1(one) Committeeman per group.) The Union will pick up day 1. The Company will pick up days 2 through 6, the Union will pick up days 7 through 11. The Company will then pay for the odd numbered days and the Union will pay for the even numbered days until complete. Pay means straight time wages for scheduled time lost only and will be based on the job the committee member would have worked and the shift on which he would have worked on the respective days. In the case of committee members who normally work 3rd shift, the respective day shall be the night preceding the day of the meeting.

E.	The Union agrees that the Company shall not be obligated to bargain collectively with the Union during the term of this Agreement on any matter pertaining to rates of pay, wages, hours of employment or other conditions of employment and the Union hereby specifically waives any right which it might otherwise have to request or demand such bargaining. The Company and the Union acknowledge that this Agreement and any written amendments thereto, embodies the complete and final understanding reached by the parties as to the wages, hours and all other terms and conditions of employment of all employees covered by this Agreement. Any term and condition of employment which existed prior to the date of this Agreement as a past practice is hereby abolished unless such term and condition of employment is specifically provided for in the language of this Agreement.

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F.	Perfect Attendance Day:

(i)	For the purpose of this Section “F”, perfect attendance is defined as being at work and on time for all hours of work for every scheduled day of work. Any absence authorized by law and/or under Article XIII of this agreement shall not be deemed a scheduled day for the purpose of this section “F” only.

(ii)	Commencing on and after January 1, 2007, an employee who establishes perfect attendance in any entire calendar year shall be granted one (1) day off with pay which must be taken in the following calendar year or it will be lost. The actual day off with pay shall be taken subject to Management approval based on the need for efficient operations.

ARTICLE XV

PHYSICAL EXAMINATIONS

The Company may, in cases of constantly recurring absence from duty or in other exceptional cases require an employee to submit to a physical examination by a physician appointed by the Company.

If the findings of such physicians are that an employee does not meet the minimum physical requirements for his job, the employee may obtain a physical examination by a second physician agreeable to the employee at the employee’s expense. If the findings of the second physician are not consistent with the medical opinion expressed by the physician appointed by the Company, the employee may be examined by a third physician agreeable to the employee and the Company. The findings of the third physician as to the facts of such person’s medical condition shall be final. The cost of this examination shall be shared equally by the Company and the employee. All examinations shall be at the expense of the Company, except as indicated above.

ARTICLE XVI

EMPLOYEE BENEFITS

Employees shall be eligible to participate in the Company’s current Employee Benefit Plans: namely (A) Pension Plan; (B) Company sponsored Health and Welfare Plan, which includes Medical, LTD, ADD, Life Insurance, and Dental; (C) Sickness and Accident Plan; (D) Severance Pay Plan; (E) Savings/Retirement Plan subject to the terms and provisions of such Plans. The provisions of the Plans will determine all the questions arising thereunder and in connection with the Plans. It is agreed that no dispute, grievance or questions arising from the application of or in connection with any of the Plans will be subject to the arbitration procedure described in Article X.

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ARTICLE XVII

HOLIDAYS

A.	All work performed on the following holidays shall be paid at two and one-half (2½) times the regular straight time rate:

New Years Day	Labor Day
Easter Monday	Thanksgiving Day
Memorial Day	Christmas Eve Day
Independence Day	Christmas Day
Two (2) Personal Holidays*, **

*The timing of an employee’s Personal Holiday shall be subject to Management approval based on the need for efficient operations.

**An employee on S & A or Workers Compensation at the end of a contract year will not be removed to utilize unused Personal Holidays. These Personal Holidays must be used by February 1st of the following calendar year.

B.	When employees are not scheduled to work on the above-mentioned holidays, eight (8) hours at the employee’s regular straight time rate, plus appropriate shift differential based on the employee’s bid shift, will be paid, provided they work the day before and the day after the holiday, if scheduled.

If called in on a scheduled holiday off, or double over onto a scheduled holiday off, the hours worked will not be used to offset holiday not worked pay.

Approved leaves of absence as defined or allowed for in the contract or other leaves, as allowed for by the Company, bonafide medical emergency leaves or other emergency leave, where acceptable proof will be required, will not nullify holiday pay. Absence on the holiday, if scheduled, or the day before or the day after the holiday, if scheduled, for unverifiable or minor illness that would not have prevented an employee from working or for reasons unacceptable to the Company, will nullify holiday pay.

C.	Holidays falling on Sunday will be observed on the following Monday. Employees to receive Holiday pay must:

1.)	Have completed their probationary period, or actually have worked the Holiday.

2.)	Not be receiving Sickness and Accident Benefits or Workers’ Compensation payments.

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ARTICLE XVIII

VACATION

A.	All employees who have worked one thousand (1,000) hours or more in the previous calendar year will be entitled to vacation as follows:

2 weeks	After completing one (1) year of service
3 weeks	Commencing in the calendar year in which you attain 5 years of service.
4 weeks	Commencing in the calendar year in which you attain 12 years of service.
5 weeks	Commencing in the calendar year in which you attain 17 years of service.

B.	In computing time for the thousand (1,000) hours eligibility for vacation, the following shall be counted:

a)	An employee on Sickness and Accident benefits.
b)	An employee on Workers’ Compensation.
c)	An employee on vacation.

C.	If a Holiday falls while an employee is on vacation, the employee shall receive Holiday pay in addition to vacation pay.

D.	The rate of pay for vacation will be the average straight time rate, including shift differential, for that employee as of December 31st of the year prior to the vacation being taken.

E.	In case of annual scheduled shutdown, employees not scheduled to work will be required to take vacation during this period of time if the employee is eligible for the same. Guidelines will be posted in the Departments.

F.	Employees may take three weeks of their vacation entitlement one day at a time, with a full week of vacation given priority over single days.

This language shall not, in any case, allow for the exceeding of the stated vacation allotment defined by each department.

ARTICLE XIX

WAGES

A.	See Appendix “A” (Rate Schedule Attached.)

B.	Employees will be paid on a weekly basis.

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ARTICLE XX

CHECK-OFF – UNION SECURITY

A.	If an employee authorizes and requests the Company in writing to deduct from wages due him, union dues and to pay same to proper offices of the Union, the Company will make such deductions and payment to the Union so long as such authorization remains unrevoked and provided there is in effect, a collective bargaining agreement so providing. The Company will continue the union dues deductions until written instructions are received from the employee advising the discontinuance of such deductions.

B.	Employees are free to join or not to join the Union.

C.	All present employees who are not Union members and who do not in the future become and remain members shall, as of the effective date of this Agreement be required, as a condition of employment to continue to pay to the Union, pursuant to authorization for payroll deduction as hereinafter referred to, a service charge as a contribution toward the administration of this Agreement in an amount equal to regular union dues (not including initiation fees, fines, assessments or any other charges uniformly required as a condition of acquiring or maintaining membership) in the Union.

D.	All new employees who do not become Union members after forty-five (45) calendar days of employment shall, as a condition of employment, pay to the Union commencing after said date, pursuant to authorization for payroll deduction therefore as hereinafter referred to, a service charge as a contribution toward the Administration of this Agreement in an amount equal to the regular union dues (not including initiation fees, fines, assessments or any other charges uniformly required as a condition of acquiring or retaining membership) of the Union. Upon failure of any non-member employee to pay or tender the above-mentioned service charge, the Employer will discharge such employee when so informed by the Union.

E.	All employees covered by this Agreement, who are members of the Union on the effective date of the Agreement, or who voluntarily become members thereafter, will be required as a condition of employment to maintain membership in the Union throughout the term of this Agreement. It is understood that this requirement of maintenance of Union membership shall be met upon the payment or tender by the employee to the Union of the amount of dues uniformly required for maintaining membership therein.

F.	The requirement of maintenance of Union membership shall not apply to any employee who gives written notice to the Company during the fifteen (15) days immediately preceding any anniversary date of this Agreement of his desire to withdraw from membership in the Union. Such a notice so given by an employee shall also cancel any check off authorization of his in effect at that time.

16

G.	The foregoing provisions shall only be effective in accordance and consistent with applicable provisions of Federal and State Law.

H.	Upon written authorization from an Employee in the bargaining unit, the Company will deduct from the earnings of such employee his Union Dues as set by the Union or service charge equivalent thereto. The written authorization shall be on a form or forms mutually agreed upon and shall be fully filled out and properly executed by the employee prior to delivery to the Company.

ARTICLE XXI

VALIDITY

If any provision of this Agreement is in violation of any Federal, State, or Local Law, the other provisions of this Agreement will remain in full force and effect.

17

United Steel, Paper and Forestry,	Aventine Renewable Energy Inc.
Rubber, Manufacturing, Energy, Allied	1300 South 2nd Street
Industrial and Service Workers	Pekin, IL 61555
International Union on Behalf of
Local 7-662

/s/ Leo W. Gerard	/s/ John Shriver
Leo W. Gerard, President	John Shriver, Human Resources Manager

/s/ Stanley W. Johnson	/s/ Todd Benton
Stanley W. Johnson,	Todd Benton, Plant Manager
International Secretary-Treasurer

/s/ Thomas Conway	/s/ Art Hemmerlein
Thomas Conway,	Art Hemmerlein, V.P. of Operations
Vice President-Administration

/s/ Fred Redmond
Fred Redmond, Vice President-Human Affairs

/s/ Jim Robinson
Jim Robinson, District 7 Director

/s/ David Dowling
David Dowling, Sub-District 2 Director

/s/ Bob White
Bob White, Staff Representative

/s/ Darren Huddleston
Darren Huddleston, Local 7-662 President

/s/ Keith Knipmeyer
Keith Knipmeyer, Local 7-662 Vice President

/s/ Theodore B. Goetze
Theodore B. Goetze, Local 7-662 Sec/Treasurer

18

/s/ Daniel B. Sego
Daniel B. Sego, Utilities Committeeman

/s/ Brian Muth
Brian Muth, Production Committeeman

/s/ Chris Lewis
Chris Lewis, Yeast Plant Committeeman

/s/ John J. Zilch
John J. Zilch, Maintenance Committeeman

/s/ Bob Taylor
Bob Taylor, Dry Mill Committeeman

Dated 11/5/12

19

The following Benefit Plans are effective November 5, 2012.

1.	Pension Plan (Applicable only for employees hired before November 1, 2010):

Aventine Renewable Energy, Inc. will recognize CPC service for vesting purposes only.

a)	$ 43.00 per month for each year of service, with normal retirement at age 65.

b)	Early Retirement 55 years of age, or older, with 10 years of service, with 4% per year, 1/3% per month reduction preceding age 62.

2.	Effective January 1, 2001, coverage for bargaining unit employees under Life Insurance Plan, Permanent and Total Disability, Accidental Death and Dismemberment, and Hospital-Medical (Dental Plan), as those plans and benefits existed and are referenced in the Collective Bargaining Agreement executed October 29, 1997, were replaced by Company and employee benefits and contributions and benefit plans administered by Williams Companies, and then, subsequently, by those administered by Aventine Renewable Energy, Inc. (“Aventine”), and given the company’s right to effect changes to or in any or all such Company-sponsored Plans, then during the term of this Agreement, such plans, contributions and benefits shall be the same as are applicable to Aventine’s non-bargaining unit employees; with the exception of Pension and/or STD benefits which are described herein.

The foregoing notwithstanding, it is also agreed that for persons hired into the bargaining unit on and after January 1, 2001, those employees and only those employees will have no right to carry over health or other benefits past retirement.

3. Sickness and Accident

$ 585.00 per week; 4-day waiting period, unless hospitalized; maximum of twenty-six (26) weeks. However, the waiting period may be waived on a case-by-case basis for out-patient surgery that would normally have been performed on an in-patient basis.

20

The following Benefit Plans are effective November 1, 2013.

1.	Pension Plan (Applicable only for employees hired before November 1, 2010):

Aventine Renewable Energy, Inc. will recognize CPC service for vesting purposes only.

a)	$ 43.00 per month for each year of service, with normal retirement at age 65.

b)	Early Retirement 55 years of age, or older, with 10 years of service, with 4% per year, 1/3% per month reduction preceding age 62.

2.	Effective January 1, 2001, coverage for bargaining unit employees under Life Insurance Plan, Permanent and Total Disability, Accidental Death and Dismemberment, and Hospital-Medical (Dental Plan), as those plans and benefits existed and are referenced in the Collective Bargaining Agreement executed October 29, 1997, were replaced by Company and employee benefits and contributions and benefit plans administered by Williams Companies, and then, subsequently, by those administered by Aventine Renewable Energy, Inc. (“Aventine”), and given the company’s right to effect changes to or in any or all such Company-sponsored Plans, then during the term of this Agreement, such plans, contributions and benefits shall be the same as are applicable to Aventine’s non-bargaining unit employees; with the exception of Pension and/or STD benefits which are described herein.

The foregoing notwithstanding, it is also agreed that for persons hired into the bargaining unit on and after January 1, 2001, those employees and only those employees will have no right to carry over health or other benefits past retirement.

3.	Sickness and Accident

$ 595.00 per week; 4-day waiting period, unless hospitalized; maximum of twenty-six (26) weeks. However, the waiting period may be waived on a case-by-case basis for out-patient surgery that would normally have been performed on an in-patient basis.

21

The following Benefit Plans are effective November 1, 2014.

1.	Pension Plan (Applicable only for employees hired before November 1, 2010):

Aventine Renewable Energy, Inc. will recognize CPC service for vesting purposes only.

a)	$ 43.00 per month for each year of service, with normal retirement at age 65.

b)	Early Retirement 55 years of age, or older, with 10 years of service, with 4% per year, 1/3% per month reduction preceding age 62.

2.	Effective January 1, 2001, coverage for bargaining unit employees under Life Insurance Plan, Permanent and Total Disability, Accidental Death and Dismemberment, and Hospital-Medical (Dental Plan), as those plans and benefits existed and are referenced in the Collective Bargaining Agreement executed October 29, 1997, were replaced by Company and employee benefits and contributions and benefit plans administered by Williams Companies, and then, subsequently, by those administered by Aventine Renewable Energy, Inc. (“Aventine”), and given the company’s right to effect changes to or in any or all such Company-sponsored Plans, then during the term of this Agreement, such plans, contributions and benefits shall be the same as are applicable to Aventine’s non-bargaining unit employees; with the exception of Pension and/or STD benefits which are described herein.

The foregoing notwithstanding, it is also agreed that for persons hired into the bargaining unit on and after January 1, 2001, those employees and only those employees will have no right to carry over health or other benefits past retirement.

3.	Sickness and Accident

$ 610.00 per week; 4-day waiting period, unless hospitalized; maximum of twenty-six (26) weeks. However, the waiting period may be waived on a case-by-case basis for out-patient surgery that would normally have been performed on an in-patient basis.

22

APPENDIX A

RATE SCHEDULE

Pay Grade	Position	Effective 11-05-12	Effective 11-01-13	Effective 11-01-14

8	Instrument/Electrician & Controls	$ 26.51	$ 26.97	$ 27.51

7	Control Room Operator	$ 25.24	$ 25.68	$ 26.19
Power House Operator
Boiler House Operator
Instrument/Electrician
General Mechanic
Laborer A (Garage Mechanic)
6	----------------------------------	$ 24.62	$ 25.05	$ 25.55

5	Assistant Boiler House Operator	$ 23.98	$ 24.40	$ 24.89
Assistant Power House Operator
Field Operator (Building 3, 5, 7, 17)
Product Loader & Water Softener
New Hire General Mechanic
New Hire Instrument/Electrician

4	Elevator Operator	$ 23.37	$ 23.78	$ 24.26
Laborer B (Hough Operator)
Stores

3	Truck Dump Operator	$ 22.74	$ 23.14	$ 23.60
Loader/Utility
Ash Puller/Coal Car Unloader
Laborer C

2	Laborer D	$ 22.11	$ 22.50	$ 22.95

1	Entry Level Rate	$ 17.34	$ 17.64	$ 17.99

SHIFT DIFFERENTIAL

Second Shift - $ .25                         Third Shift - $ .50

23

DRY MILL ADDENDUM

This Dry Mill Addendum to the July 2nd, 2006 Collective Bargaining Agreement (“2006 Agreement”) entered into and agreed to on this 2nd day of July, 2006, by Aventine Renewable Energy, Inc. (the “Company”) and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International Union on behalf of Local 7-662 (the “Union”) or its successors.

W I T N E S S E T H

Section 1:

The Company recognizes the Union as exclusive bargaining agent for all hourly-paid employees, employed at its Pekin, Illinois, Dry Mill facility excluding office employee’s clerical employees, managerial employees, professional employees and supervisors.

Section 2:

When used herein “Dry Mill Group” means those employees regularly assigned to and performing work in and at the Dry Mill facility. The term “Wet Mill” shall refer to the physical plant and job positions and operations in place prior to the construction of the “Dry Mill”; provided however, that the term “Yeast Plant” shall refer to the operating, jobs and physical facility associated with Aventine Bio Products.

Section 3 – Transition from Wet Mill to Dry Mill:

The parties recognize and agree that initial staffing of bargaining unit positions in and for the Dry Mill shall be accomplished in accordance with the provisions of this Section 3.

A.	Bidding by employees covered by the November 1, 2003 – October 31, 2006 Collective Bargaining Agreement (the “October Agreement”):

1.	On the Monday of the first calendar week following ratification of this Dry Mill Addendum, seven (7) vacancies for open hourly-paid job positions in and/for the Dry Mill shall be posted throughout the Wet Mill and Yeast Plant as open for bidding by employees covered by the October Agreement.

(a) Such seven (7) hourly-paid job vacancies shall be for:

(i) Any one of three (3) positions for first shift in the Dry Mill;

(ii) Any one of two (2) positions for second shift in the Dry Mill;

(iii) Any one of two (2) positions for third shift in the Dry Mill.

24

(b)	Any member of the bargaining unit covered by the October Agreement may sign one bid for each or all of the vacancies listed in 1.(a) of this Section 3A.

(c)	Bids will be awarded in accordance with Plant seniority as defined by Article IV, Section “B.” of the October Agreement.

(d)	Any employee who has been awarded more than one bid among the seven (7) posted job vacancies will be required to choose which one (1) of the seven (7) vacancies s/he will accept and the positions left open by reason of such selection will be available to the other bidders by seniority in accordance with the terms of this Section 3.

2.	Limitations on bid selection.

(a)	Only those individuals who bid on one of the seven (7) openings referenced in this Section 3 and who are physically capable of performing all aspects of the job will be eligible to be awarded any such bid.

(i)	If during the one week period referenced in Section 3.A.1. of this Addendum, an individual is not at work in the Yeast Plant or the Wet Mill due to absence while the bid is posted because of vacation, sickness or other excused absence, the Company shall use its best efforts to personally contact that individual by telephone to advise him/her that the bids referenced herein have been posted.

(ii)	The parties shall accept bids which are made by telephone or received from off-premises by employees who are absent from work because of vacation, sickness or other excused absence during the time the bids for Dry Mill positions are open.

(iii)	Employees who are absent from work due to medical reasons (including but not limited to Workers Compensation or S&A) shall be permitted to bid on Dry Mill openings however, prior to an award of any such bid, the company shall require the absent employee to submit to a medical examination at the Company’s expense, which, in order for the employee to be eligible his/her bid to be awarded, must result in the physician’s certification that the employee will be physically able to fully perform the work required in the Dry Mill at the time of training for such Dry Milling jobs.

(b)	Dry Mill employees will be required to maintain and demonstrate required qualifications on all operator positions.

25

(c)	Any employee who is awarded a bid under this Section 3 will thereby signify his/her commitment to the successful operation of the Dry Mill and as a part of that commitment once the individual has been awarded his/her bid job, he/she will not be permitted to bid out of that job or to move or attempt to move to the Wet Mill, the Yeast Plant or any other job associated with such facilities until on and after January 1, 2008.

(d)	Once all seven (7) vacancies for the Dry Mill have been posted and awarded, the Company will not accept any bids from employees otherwise covered by the October Agreement for openings in the Dry Mill until on and after July 1, 2007, but, instead, until July 1, 2007, the Company shall fill such openings by new hires.

(e)	If at the time of actual job assignment and training at the Dry Mill (or at an off-site training facility) any employee whose bid has been accepted is physically unable to perform the job or training, then the Company shall not be required to hold that position open but shall treat that position as an opening and fill it by a new hire.

B.	Transition to staffing Dry Mill.

1.	When bids have been awarded for the seven (7) openings. If not enough successful bidders exist to fill such openings when there are no more eligible bidders to fill such openings, the Company and Union will meet to discuss the effects of such lack of interest in bidding.

2.	Although employees covered by the October Agreement have been awarded jobs in the Dry Mill, such individuals will remain working in the jobs they occupied at the time of their bid until actually assigned and working in (or training for) their awarded Dry Mill position. At the time this Addendum was/is entered into that period of working for or training for the Dry Mill jobs is believed to be somewhere between September, 2006 and the end of November, 2006.

3.	While continuing to work at the jobs held prior to successfully bidding on the Dry Mill vacancies, such employees will actively participate in training both new hires and those employees moving to new positions in the Wet Mill or the Yeast Plant in job openings which have been created by filling the job openings in the Dry Mill by the bid procedure set forth in this Section 3.

4.	All employees who successfully bid on and are awarded jobs for openings in the Dry Mill shall be required to utilize their full allotment of vacation, personal holidays and/or United Way days prior to actually reporting for work at the Dry Mill. Such employees will not be permitted to utilize vacation, personal holidays and/or United Way days regardless of otherwise eligibility for the same once training for and/or work at the Dry Mill begins.

26

5.	Once employees covered by the October Agreement are awarded job bids in the Dry Mill facility, they will be ineligible to have renewed personal holidays approved for the remainder of calendar year 2006.

6.	Vacation scheduling will resume February 1, 2007.

C.	Compensation for Dry Mill positions.

1.	All individuals working at the Dry Mill will be compensated at the hourly rate of pay for Rate 5 as set forth in the Collective Bargaining Agreement which replaces and supplants the October Agreement.

2.	During such times, and only during the transition period referenced in this Section 3, as employees are off-site training at another (non-Company owned) facility, employees who are either training or traveling during any one (1) of the estimated two (2) week periods of off-site training will be paid at Rate 5 for 56 hours time regardless of when such individuals are actually training or traveling or otherwise occupied during such off-site training and during the transition period. When employees are taken off-site for training purposes the Company shall provide food, lodging and transportation; provided, however, that the Company shall not be required to provide lodging, meals and/or transportation other than for travel to and from the training site for the entire group, and shall not pay for, or reimburse, employees for other or exceptional expenses.

D.	Hours of work.

The normal hours of work for all employees assigned to the Dry Mill shall be:

1st	Shift	6:30 a.m.	to	2:30 p.m.
2nd	Shift	2:30 p.m.	to	10:30 p.m.
3rd	Shift	10:30 p.m.	to	6:30 a.m.

E.	Effect of addendum on Wet Mill employees

1.	In an effort to support the efficient operation of the Wet Mill facility, the plant wide bidding process referenced in Article VII of the October Agreement and its replacement will be bypassed. Once vacancies in each department are identified, they will be filled with a new hire employee.

(a)	New hires, who are filling the Wet Mill permanent vacancies created by movement to the Dry Mill, will be brought into the Wet Mill ahead of the transition to the Dry Mill.

(b)	Such new hires will be trained accordingly and will help to provide continuity in plant operation as the transition takes place.

(c)	Between the dates of July 1st 2006 to July 1st 2007 new hires will not be eligible to sign plant wide bids. Plant wide bidding procedure resumes after July 1st 2007.

27

F.	Applicability of Additional or Other Collective Bargaining Agreement.

1.	Unless specifically modified, changed, or deleted by the provisions of this Addendum, any and all of the terms and conditions of employment applicable to employees covered by the Collective Bargaining Agreement which replaces the October Agreement shall apply to employees covered by this Dry Mill Addendum.

28

2013

JANUARY

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

FEBRUARY

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28		

MARCH

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

APRIL

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

MAY

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

JUNE

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

JULY

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

AUGUST

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

SEPTEMBER

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

OCTOBER

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

NOVEMBER

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

DECEMBER

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31

HOURLY HOLIDAYS

(Dates Observed)

2013

Tuesday, January 1st	New Year’s Day
Monday, April 1st	Easter Monday
Monday, May 27th	Memorial Day
Thursday, July 4th	Independence Day
Monday, September 2nd	Labor Day
Thursday, November 28th	Thanksgiving Day
Tuesday, December 24th	Christmas Eve Day
Wednesday, December 25th	Christmas Day

29

2014

JANUARY

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

FEBRUARY

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	

MARCH

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

APRIL

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

MAY

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

JUNE

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

JULY

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

AUGUST

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

SEPTEMBER

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

OCTOBER

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

NOVEMBER

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

DECEMBER

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31

HOURLY HOLIDAYS

(Dates Observed)

2014

Wednesday, January 1	New Year’s Day
Monday, April 21	Easter Monday
Monday, May 26	Memorial Day
Friday, July 4	Independence Day
Monday, September 1	Labor Day
Thursday, November 27	Thanksgiving Day
Wednesday, December 24	Christmas Eve Day
Thursday, December 25	Christmas Day

30

2015

JANUARY

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

FEBRUARY

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28

MARCH

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

APRIL

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

MAY

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

JUNE

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

JULY

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

AUGUST

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

SEPTEMBER

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30			

OCTOBER

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

NOVEMBER

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

DECEMBER

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31

HOURLY HOLIDAYS

(Dates Observed)

2015

Thursday, January 1	New Year’s Day
Monday, April 6	Easter Monday
Monday, May 25	Memorial Day
Saturday, July 4	Independence Day
Monday, September 7	Labor Day
Thursday, November 26	Thanksgiving Day
Thursday, December 24	Christmas Eve Day
Friday, December 25	Christmas Day

31